Exhibit A

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to: (a) the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in PennTex Midstream Partners, LP beneficially owned by each of them, as applicable, (b) the appointment of Sonia Aube, William J. Healy and/or Peggy Harrison and each of them as Attorney-in-Fact to execute such Statement and any amendment thereto in the name and on behalf of the undersigned, and (c) the inclusion of this Joint Filing Agreement and Power of Attorney as an exhibit thereto.

Date: November 14, 2016

/s/ Kelcy L. Warren Kelcy L. Warren ENERGY TRANSFER EQUITY, L.P. By: LE GP, LLC, general partner

By:	/s/ John W. McReynolds
Name: John W. McReynolds
Title: President

LE GP, LLC

By:	/s/ John W. McReynolds
Name: John W. McReynolds
Title: President

ENERGY TRANSFER PARTNERS, L.P. By: Energy Transfer Partners GP, L.P., general partner By: Energy Transfer Partners, L.L.C., general partner

By:	/s/ William J. Healy
Name: William J. Healy
Title: Secretary

ENERGY TRANSFER PARTNERS GP, L.P. By: Energy Transfer Partners, L.L.C., general partner

By:	/s/ William J. Healy
Name: William J. Healy
Title: Secretary

ENERGY TRANSFER PARTNERS, L.L.C.

By:	/s/ William J. Healy
Name: William J. Healy
Title: Secretary

PENNTEX MIDSTREAM PARTNERS, LLC

By:	/s/ Stephen M. Moore
Name: Stephen M. Moore
Title: Secretary